                                                             EXHIBIT (8)(j)(iii)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

     This Amendment to the Fund Participation Agreement ("Agreement") is made by and between Neuberger & Berman Management Incorporated ("N&B Management"), a New York corporation, Neuberger & Berman Advisers Management Trust ("Trust"), a Delaware business trust, Advisers Managers Trust ("Managers Trust"), and American General Life Insurance Company ("Life Company"), a life insurance company organized under the laws of the State of Texas.

     WHEREAS, the Life Company has previously entered into a Sales Agreement ("Sales Agreement") dated July 7, 1994 with the Former Trust (as defined below) and N&B Management regarding the purchase of shares of the Trust by Life Company;

     WHEREAS, the Life Company entered into an Assignment and Modification Agreement dated May 1, 1995 with the Neuberger & Berman Advisers Management Trust ("Former Trust"), a Massachusetts business trust, Trust, Managers Trust and N&B Management regarding the reorganization in which the Former Trust was converted into the Trust and the renaming of the Sales Agreement to Fund Participation Agreement;

     WHEREAS, Life Company, Trust, Managers Trust and N&B Management have reached an agreement to revise Section 1 of the Agreement to add an Appendix thereto in order to designate the Separate Accounts of the Life Company; and

     WHEREAS, Life Company, Trust and N&B Management have reached an agreement to delete Appendix A to the Agreement in its entirety and replace it with the Appendix A attached hereto.

     NOW, THEREFORE, in consideration of their mutual promises, Life Company, Trust, Managers Trust and N&B Management agree as follows:

1.   Section 1 is deleted in its entirety and replaced by the following:

     "1. TRUST will make available to the designated Separate Accounts of LIFE COMPANY as set forth in Appendix B hereto shares of the selected Portfolios for investment of purchase payments of variable contracts allocated to the designated Separate Accounts as provided in the TRUST's Prospectus."

2. Appendix A is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

3. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

     Executed and effective the 15/th/ day of January, 2004.

                                         AMERICAN GENERAL LIFE INSURANCE COMPANY


Attest: ___________________________      By:  __________________________________
                                         Title:  _______________________________


                                         NEUBERGER & BERMAN ADVISERS
                                         MANAGEMENT TRUST
                                         (a Delaware business trust)


Attest: ___________________________      By:  __________________________________
                                         Title:  _______________________________


                                         ADVISERS MANAGERS TRUST



Attest: ___________________________      By:  __________________________________
                                         Title:  _______________________________


                                         NEUBERGER & BERMAN MANAGEMENT
                                         INCORPORATED


Attest: ___________________________      By:  __________________________________
                                         Title:  _______________________________

                                       -2-

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                                   APPENDIX A

Balanced Portfolio
Mid-Cap Growth Portfolio
Partners Portfolio

                                   APPENDIX B

Separate Accounts

American General Life Insurance Company Separate Account VL-R

American General Life Insurance Company Separate Account D

                                       -4-